EXHIBIT 10

                             STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT ("Agreement"), dated as of December 27, 1999, is between NATIONAL COMMERCE BANCORPORATION ("NCBC") and PIEDMONT BANCORP, INC. ("PBI").

                                    RECITALS

                  PBI and NCBC have executed an Agreement and Plan of Reorganization ("Merger Agreement"), of even date with this Agreement, under which PBI will be merged with and into NCBC upon completion of the merger ("Merger") contemplated in the Merger Agreement.

                  By negotiating and executing the Merger Agreement and by taking actions necessary or appropriate to effect the transactions contemplated by the Merger Agreement, NCBC has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                    AGREEMENT

                  THEREFORE, in consideration of the promises set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

                  1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, PBI irrevocably grants an option ("Option") to NCBC to purchase that number of authorized but unissued shares of PBI's common stock, no par value per share ("PBI Common Stock"), such that immediately following such purchase NCBC would own 19.5% of the then issued and outstanding shares (as adjusted as set forth herein) of PBI Common Stock after giving effect to the exercise of the Option at a per share price in cash (or immediately available funds) equal to $7.65 ("Option Price").

                  2.  Exercise  of  Option.  Subject to the  provisions  of this
Section 2 and of Section 12(a) of this Agreement, this Option may be exercised by NCBC as set forth in Section 5 of this Agreement, in whole or in part, at any time, in any of the following circumstances:

                  (a) PBI enters into an agreement or PBI's Board of Directors recommends to PBI shareholders (or withdraws its recommendation FOR approval of the Merger after receipt of a proposal for PBI to enter into) an agreement (other than the Merger Agreement) under --- which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 25% or more of the assets or liabilities of, or enter into any similar transaction with PBI, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 25% or more of PBI's voting shares;

                  (b) any Person (other than NCBC or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 25% or more of the voting shares of PBI (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in Section 13(d) of the Exchange Act, and the regulations promulgated under the Exchange
Act) (not including acquisitions pursuant to which the acquiror or acquiring group has successfully rebutted the presumption of control pursuant to 12 C.F.R. ss.574(e) and has voted or given to management of PBI an irrevocable proxy to vote the securities so acquired for the approval of the Merger at any and all meetings of shareholders of PBI called for that purpose or at which such matter is considered (a "Rebuttal Acquisition");

                  (c) failure of the shareholders to approve, prior to the termination of the Merger Agreement, the Merger by the required affirmative vote at a meeting of the shareholders, because a third Person (other than NCBC or a subsidiary of NCBC) announces publicly or communicates, in writing, to PBI a proposal to (a) acquire PBI (by merger, reorganization, consolidation, the purchase of 25% or more of its assets or liabilities, or any other similar transaction), or (b) purchase or otherwise acquire securities representing 25% or more of the voting shares of PBI.

                  (d) It is understood and agreed that the Option will become exercisable immediately upon the occurrence of any of the above-described circumstances even though the circumstance occurred as a result, in part or in whole, of the board of PBI complying with its fiduciary duties.

                  (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                                    (i) NCBC's Total  Profit (as defined  below)
                  exceed $1,035,000 and, if it otherwise would exceed such amount, NCBC at its sole election, shall either (A) reduce any remaining shares of PBI Common Stock subject to the Option,
                  (B) deliver to PBI for cancellation without consideration shares of PBI Common Stock previously purchased by NCBC pursuant to the exercise of the Option, (C) pay cash to PBI, or (D) any combination of the foregoing, so that NCBC's actual realized Total Profit shall not exceed $1,035,000 after taking into account the foregoing actions; or

                                    (ii) the Option be exercised for a number of
                  shares of PBI Common Stock as would, as of the date of exercise, result in NCBC's Total Notional Profit (as defined below) exceeding $1,035,000; provided, that nothing in this clause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

                  As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) any net cash amounts received by NCBC pursuant to the sale of shares of PBI Common Stock received pursuant to the exercise of the Option ( or any other securities into which such shares shall be converted or exchanged) to any unaffiliated person less NCBC's purchase price of such shares; (ii) any amount received by NCBC pursuant to PBI's repurchase of shares of PBI Common Stock received pursuant to the exercise of the Option less NCBC's purchase price of such shares, and (iii) any amount received by NCBC pursuant to PBI's repurchase of the Option (or any portion thereof).

                  As used in this Agreement, the term "Total Notional Profit" with respect to any number of shares of PBI Common Stock as to which NCBC may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other such shares held by NCBC or its affiliates as of such date that were issued pursuant to the exercise of the Option, were sold for cash at the closing sale price per share of PBI Common Stock as quoted on the American Stock Exchange ("AMEX") or, if PBI Common Stock in not then quoted on AMEX, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by NCBC as of the close of business on the preceding trading day (less customary brokerage commissions).

                  3. Notice, Time and Place of Exercise. When NCBC wishes to exercise the Option, NCBC will give written notice of its intention to exercise the Option and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

                  4. Payment and Delivery of Certificate(s). At the closing for the exercise of the Option or any portion thereof, (a) NCBC and PBI will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) NCBC will pay the aggregate purchase price for the shares of PBI Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of PBI, and (c) PBI will deliver to NCBC a certificate or certificates representing the shares so purchased.

                  5. Transferability of the Option. Neither the Option nor any portion of the Option will be transferable except to a wholly-owned subsidiary of NCBC.

                  6. Representations, Warranties and Covenants of PBI. PBI represents and warrants to NCBC as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of PBI, has been duly executed by a duly authorized officer of PBI and constitutes a valid and binding obligation of PBI. No shareholder approval by PBI shareholders is required by applicable law or otherwise before the exercise of the Option in whole or in part.

                  (b) Option Shares.  PBI has taken all necessary  corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, the Option Shares (subject to adjustment, as provided in Section 8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of PBI.

                  (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of PBI or any agreement, instrument, judgment, decree, law, rule or order applicable to PBI or any subsidiary of PBI or to which PBI or any such subsidiary is a party.

                  (d) Notification of Record Date. At any time from and after the date of this Agreement until the Option is no longer exercisable, PBI will give NCBC at least 10 days prior written notice before setting the record date for determining the holders of record of the PBI Common Stock entitled to vote on any transaction described in Section 2 above.

                  7. Representations, Warranties and Covenants of NCBC. NCBC represents and warrants to PBI as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of NCBC, has been duly executed by a duly authorized officer of NCBC and constitutes a valid and binding obligation of NCBC.

                  (b) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the charter or bylaws of NCBC or any agreement, instrument, judgment, decree, law, rule or order applicable to NCBC or any subsidiary of NCBC or to which NCBC or any such subsidiary is a party.

                  8. Adjustment Upon Changes in Capitalization. In the event of any change in the PBI Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, PBI is acquired by another party, or consolidates with or merges into another corporation, NCBC will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, or reorganization, and PBI will take all steps in connection with such acquisition, consolidation, merger, or reorganization, as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

                  9. Binding Effect; Assignment. This Agreement binds and inures to the benefit of the parties and their successors. Except as set forth in
Section 5, this Agreement is not assignable by either party.

                  10. Regulatory Restrictions. Upon exercise of this Option, PBI will use its best efforts to obtain or to cooperate with NCBC in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by NCBC.

                  11. No Rights as Shareholder. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of PBI at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of PBI or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of PBI.

                  12. Miscellaneous.

                  (a) Termination. This Agreement and the Option will terminate upon the earliest of (1) the mutual agreement of the parties to this Agreement;
(2) the 90th day following the termination of the Merger Agreement for any reason; or (3) 12 months after the date hereof; but if the Option has been exercised before the termination of this Agreement, then the exercise will close under Section 4 of this Agreement, even though that closing date is after the termination of this Agreement.

                  (b) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties.

                  (c) Severability of Terms. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of NCBC to exercise the Option in full for the total number of shares of PBI Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, NCBC may, nevertheless, exercise the Option to the fullest extent permissible.

                  (d) Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

                 f to PBI to:          Piedmont Bancorp, Inc.
                                       260 So. Churton Street
                                       Hillsborough, North Carolina 27278-2507
                                       Attn: D. Tyson Clayton, President
                                       Fax: (919) 732-2146
                                       Phone: (919) 732-2143

                 ith a copy to:        Brooks, Pierce, McLendon, Humphrey &
                                       Leonard, L.L.P.
                                       2000 Renaissance Plaza
                                       230 North Elm Street
                                       Greensboro, North Carolina 27401
                                       Attn: Edward C. Winslow, III, Esq.
                                       Fax: (336) 378-1001
                                       Phone: (336) 373-8850

                 f to NCBC to:         National Commerce Bancorporation
                                       One Commerce Square
                                       Memphis, Tennessee 38150
                                       Attn:  Lewis E. Holland
                                       Fax:  (901) 523-3170
                                       Phone:  (901) 523-3320

                                                         and

                                       Charles A. Neale
                                       Vice President and General Counsel
                                       Fax:  (901) 523-3303
                                       Phone:  (901) 523-3371

                                       with a copy to:Bass, Berry & Sims PLC
                                       100 Peabody Place, Suite 950
                                       Memphis, Tennessee 38103
                                       Attn: John A. Good, Esq.
                                       Fax: (901) 543-5999
                                       Phone: (901) 543-5901

                  (e) Governing Law. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of North Carolina, without giving effect to conflicts of law principles.

                  (f) Counterparts. This Agreement may be executed in several counterparts, including facsimile counterparts, each of which is an original, and all of which together constitute one and the same agreement.


                  (g)  Effects  of  Headings.   The  section  headings  in  this
Agreement are for convenience only and do not affect the meaning of its provisions.

                  IN WITNESS WHEREOF, the parties hereto have signed and delivered this Stock Option Agreement as of the day and year first above written.

                                 NATIONAL COMMERCE BANCORPORATION


                                 By: /s/ William R. Reed, Jr.
                                    -------------------------
                                    William R. Reed, Jr.
                                    Vice Chairman



                                 PIEDMONT BANCORP, INC.


                                 By: /s/ D. Tyson Clayton
                                     D. Tyson Clayton
                                     President and Chief Executive Officer